Exhibit 99.1

Entegris Reports Fourth Quarter and Year End Results

•	Quarterly revenue of $186.3 million, up 13 percent sequentially

•	GAAP net income of $23.1 million, or $0.17 per share; Non-GAAP net income of $24.6 million, or $0.18 per share

•	Operating margin of 14.1 percent; Adjusted operating margin of 15.3 percent

•	Net cash generated from operations of $34.7 million

BILLERICA, Mass., February 4, 2014 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s fourth quarter and fiscal year ended December 31, 2013.

The Company recorded fourth-quarter sales of $186.3 million, an increase of 11 percent from the prior year, and 13 percent sequentially. Net income was $23.1 million, or $0.17 per share. These results included amortization of intangible assets of $2.4 million. Non-GAAP earnings per share of $0.18 in the fourth quarter of 2013 compared to $0.09 in the fourth quarter a year ago and $0.14 in the third quarter of 2013. A reconciliation table of GAAP to non-GAAP earnings per share is contained in this press release.

Fiscal 2013 sales were $693.5 million, representing a 3 percent decline compared to sales of $715.9 million in 2012. Net income per share of $0.55 compared to net income of $0.50 per share a year earlier. On a non-GAAP basis, net income per share in fiscal 2013 was $0.59 compared with net income per share of $0.55 for the year earlier.

Bertrand Loy, president and chief executive officer, said: “We finished the year on a high note, as revenue and profits in the fourth quarter exceeded our expectations. Demand for our liquid and gas filtration and purification solutions and advanced wafer handling products rebounded strongly from the third quarter. We continue to align ourselves even more tightly with the technology roadmaps of the semiconductor industry’s leaders to help them improve yields as they develop and ramp their latest manufacturing processes.

“We generated very healthy levels of cash from operations of $34.7 million in the quarter and $109.4 million for the year,” Loy said.

For the fiscal first quarter ending March 29, 2014, the Company expects sales to be $165 million to $180 million and EPS to range between $0.09 and $0.13. On a non-GAAP basis, EPS is expected to range from $0.10 to $0.14, which reflects Non-GAAP net income in the range of $13 million to $18 million, adjusted for expected amortization expense of $2.4 million or $0.01 per share.

In a separate press release issued today, Entegris announced that it has entered into a definitive agreement to acquire ATMI, Inc. The transaction is expected to close in the second quarter of fiscal 2014.

Conference Call Details

Entegris and ATMI will host a joint conference call and online webcast today, February 4, 2014, at 8:30 a.m. Eastern Time to discuss the transaction announcement. It will be streamed live over Entegris’ website at http://investor.entegris.com/events.cfm and over ATMI’s website at http://www.atmi.com/. Interested participants can access the call by dialing toll-free (866) 610-1072 or (973) 935-2840 for international callers and referencing confirmation code #59322873. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting February 4, 2013 at 11:30 a.m. Eastern Time and can be accessed telephonically by dialing (800) 585-8367 or (404) 537-3406 and using the passcode #59322873, or by accessing http://investor.entegris.com/events.cfm.

Please also refer to Management’s slide presentation concerning fourth quarter results which may be referred to during the call. This presentation will be posted on the investor relations section of www.entegris.com Tuesday morning before the call.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-technology industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2012, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2013	September 28, 2013	December 31, 2012
Net sales	$186,260	$164,585	$167,818
Cost of sales	104,365	94,453	101,357

Gross profit	81,895	70,132	66,461
Selling, general and administrative expenses	37,559	31,746	37,273
Engineering, research and development expenses	15,773	13,947	12,911
Amortization of intangible assets	2,358	2,343	2,335
Contingent consideration fair value adjustment	—	(1,813)	—

Operating income	26,205	23,909	13,942
Other (income) expense, net	(663)	963	(895)

Income before income taxes	26,868	22,946	14,837
Income tax expense	3,816	5,139	3,581

Net income	$23,052	$17,807	$11,256

Basic net income per common share:	$0.17	$0.13	$0.08
Diluted net income per common share:	$0.17	$0.13	$0.08
Weighted average shares outstanding:
Basic	138,615	138,904	137,867
Diluted	139,408	139,482	138,907

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended
	December 31, 2013	December 31, 2012
Net sales	$693,459	$715,903
Cost of sales	396,734	408,520

Gross profit	296,725	307,383
Selling, general and administrative expenses	137,123	147,405
Engineering, research and development expenses	55,320	50,940
Amortization of intangible assets	9,347	9,594
Contingent consideration fair value adjustment	(1,813)	—

Operating income	96,748	99,444
Other income, net	(1,958)	(259)

Income before income taxes and equity in affiliates	98,706	99,703
Income tax expense	21,669	30,881
Equity in net income of affiliates	—	(3)

Net income	$77,037	$68,825

Basic net income per common share:	$0.55	$0.50
Diluted net income per common share:	$0.55	$0.50
Weighted average shares outstanding:
Basic	138,950	137,306
Diluted	139,618	138,412

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$384,426	$330,419
Short-term investments	—	19,995
Accounts receivable, net	101,873	94,016
Inventories	96,585	99,144
Deferred tax assets, deferred tax charges and refundable income taxes	20,844	20,201
Other current assets and assets held for sale	11,088	15,549

Total current assets	614,816	579,324
Property, plant and equipment, net	186,440	157,021
Intangible assets	43,509	47,207
Deferred tax assets – non-current	12,039	17,167
Other assets	21,001	10,825

Total assets	$877,805	$811,544

Accounts payable	38,396	36,341
Accrued liabilities	48,816	51,263
Income tax payable and deferred tax liabilities	10,373	5,659

Total current liabilities	97,585	93,263
Other liabilities	20,866	23,482
Equity	759,354	694,799

Total liabilities and equity	$877,805	$811,544

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating activities:
Net income	$23,052	$11,256	$77,037	$68,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,656	7,151	29,468	28,013
Amortization	2,358	2,335	9,347	9,594
Stock-based compensation expense	2,069	1,851	7,928	9,881
Deferred tax valuation allowance and other tax items	4,950	12,012	8,232	10,822
Other	(1,582)	198	(716)	1,903
Changes in operating assets and liabilities:
Trade accounts and notes receivable	3,359	14,916	(13,363)	10,626
Inventories	(397)	3,505	(2,952)	(6,118)
Accounts payable and accrued liabilities	(3,438)	4,737	(4,408)	6,265
Income taxes payable and refundable income taxes	(2,508)	(9,351)	2,731	(9,897)
Other	(810)	(10,269)	(3,902)	(14,752)

Net cash provided by operating activities	34,709	38,341	109,402	115,162

Investing activities:
Acquisition of property and equipment	(11,330)	(10,813)	(60,360)	(49,929)
Acquisition of business, net of cash acquired	—	—	(13,358)	(2,961)
Purchases of short-term investments, net of proceeds from maturities	—	(11,994)	20,000	(19,990)
Other	1	229	6,689	413

Net cash used in investing activities	(11,329)	(22,578)	(47,029)	(72,467)

Financing activities:
Issuance of common stock	1,018	2,742	7,685	7,431
Repurchase and retirement of common stock	(668)	—	(15,494)	(427)
Other	2,789	2,550	3,914	3,886

Net cash provided by (used in) financing activities	3,139	5,292	(3,895)	10,890

Effect of exchange rate changes on cash	(875)	1,534	(4,471)	3,241

Increase in cash and cash equivalents	25,644	22,589	54,007	56,826
Cash and cash equivalents at beginning of period	358,782	307,830	330,419	273,593

Cash and cash equivalents at end of period	$384,426	$330,419	$384,426	$330,419

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
Net sales	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Contamination Control Solutions	$123,665	$105,150	$110,266	$447,410	$461,838
Microenvironments	45,680	42,520	42,684	178,201	182,375
Specialty Materials	16,915	16,915	14,868	67,848	71,690

Total net sales	$186,260	$164,585	$167,818	$693,459	$715,903

	Three Months Ended			Twelve Months Ended
Segment profit	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Contamination Control Solutions	$32,489	$25,044	$22,438	$108,192	116,356
Microenvironments	8,852	8,635	6,401	36,176	37,223
Specialty Materials	970	2,001	1,046	7,087	12,230

Total segment profit	42,311	35,680	29,885	151,455	165,809
Amortization of intangibles	(2,358)	(2,343)	(2,335)	(9,347)	(9,594)
Contingent consideration fair value adjustment	—	1,813	—	1,813	—
Unallocated expenses	(13,748)	(11,241)	(13,608)	(47,173)	(56,771)

Total operating income	$26,205	$23,909	$13,942	$96,748	$99,444

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales	$186,260	$164,585	$167,818	$693,459	$715,903

Net income	$23,052	$17,807	$11,256	$77,037	$68,825
Adjustments to net income
Equity in net income of affiliates	—	—	—	—	(3)
Income tax expense	3,816	5,139	3,581	21,669	30,881
Other (income) expense, net	(663)	963	(895)	(1,958)	(259)

GAAP – Operating income	26,205	23,909	13,942	96,748	99,444
Amortization of intangible assets	2,358	2,343	2,335	9,347	9,594
Contingent consideration fair value adjustment	—	(1,813)	—	(1,813)	—
Charge associated with CEO succession and transition plan	—	—	—	—	3,928

Adjusted operating income	28,563	24,439	16,277	104,282	112,966
Depreciation	7,656	7,205	7,151	29,468	28,013

Adjusted EBITDA	$36,219	$31,644	$23,428	$133,750	$140,979

Adjusted operating margin	15.3%	14.8%	9.7%	15.0%	15.8%
Adjusted EBITDA – as a % of net sales	19.4%	19.2%	14.0%	19.3%	19.7%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP net income	$23,052	$17,807	$11,256	$77,037	$68,825
Adjustments to net income.:
Amortization of intangible assets	2,358	2,343	2,335	9,347	9,594
Contingent consideration fair value adjustment	—	(1,813)	—	(1,813)	—
Reclassification of cumulative translation adjustment associated with liquidated subsidiaries	48	739	—	787	—
Gain on sale of equity investment	—	—	—	—	(1,522)
Charge associated with CEO succession and transition plan	—	—	—	—	3,928
Tax effect of adjustments to net income attributable to Entegris, Inc.	(850)	(190)	(841)	(2,714)	(4,643)

Non-GAAP net income	$24,608	$18,886	$12,750	$82,644	$76,182

Diluted earnings per common share	$0.17	$0.13	$0.08	$0.55	$0.50
Effect of adjustments to net income	0.01	0.01	0.01	0.04	0.05
Diluted non-GAAP earnings per common share	$0.18	$0.14	$0.09	$0.59	$0.55

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